Exhibit 2.7

LIMITED WAIVER AND SIXTH AMENDMENT TO MERGER AGREEMENT

This Limited Waiver and Sixth Amendment to Merger Agreement (this “Amendment”) is made effective as of September 30, 2025 (the “Effective Date”), by and between Z Squared Inc., a Wyoming corporation (the “Company”) and Coeptis Therapeutics Holdings Inc., a Delaware corporation (“Purchaser”). The Company and Purchaser are referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of April 25, 2025, by and among the Company, Purchaser and Merger Sub (as amended by that certain Limited Waiver and First Amendment to Merger Agreement, dated as of May 27, 2025, that certain Limited Waiver and Second Amendment to Merger Agreement, dated as of June 10, 2025, that certain Limited Waiver and Third Amendment to Merger Agreement, dated as of June 19, 2025, that certain Limited Waiver and Fourth Amendment to Merger Agreement, dated as of August 17, 2025, and that certain Limited Waiver and Fifth Amendment to Merger Agreement, dated as of September 10, 2025, the “Merger Agreement”);

WHEREAS, pursuant to Section 5.9(b) of the Merger Agreement, each of the Company and Purchaser is required to file or cause to be filed, no later than the date that is three (3) Business Days after the date on which the third amendment to the Registration Statement is filed with the SEC (the “Deadline”), the HSR Filing (the “Covenant”);

WHEREAS, the Parties desire to waive the Covenant and amend the Merger Agreement to extend the Deadline, as set forth herein;

WHEREAS, Section 8.11 of the Merger Agreement provides that the Merger Agreement may be amended, supplemented or modified by execution of a written instrument signed by Purchaser and the Company; and

WHEREAS, Section 8.12 of the Merger Agreement provides that each of Purchaser, on behalf of itself and its Affiliates, and the Company, on behalf of itself and its Affiliates, may extend the time for the performance of any obligation or other act of any other non-Affiliated Party to the Merger Agreement or waive compliance by such other non-Affiliated Party with any covenant or condition contained in the Merger Agreement, in each case, by way of a written instrument executed by the Party or Parties to be bound thereby.

AGREEMENT

NOW THEREFORE, the Parties hereby agree as follows:

1. Waiver. Each of the Company and Purchaser hereby irrevocably waives the Covenant such that the Deadline shall be extended to the date that is three (3) Business Days after the date on which the Registration Statement is declared effective by the SEC.

2. Amendments to Merger Agreement. As of the Effective Date, Section 5.9(b) of the Merger Agreement is hereby amended by deleting the words “the date that is three (3) Business Days after the date on which the third amendment to the Registration Statement is filed with the SEC” from the first sentence of such Section and substituting in place thereof the words “the date that is three (3) Business Days after the date on which the Registration Statement is declared effective by the SEC.”

3. Effectiveness; Limited Effect. This Amendment will be deemed effective on the Effective Date. The waiver set forth in Section 1 above shall be limited precisely as written and relates solely to the provisions of Section 5.9(b) of the Merger Agreement in the manner and to the extent described herein. Except as expressly provided in this Amendment, all of the terms and provisions of the Merger Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the waiver and amendment contained herein will not be construed as a waiver of or amendment to any other provision of the Merger Agreement or any other instrument or agreement referred to therein, or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Merger Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement, will mean and be a reference to the Merger Agreement as amended by this Amendment.

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4. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment by email or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.

(c) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Effective Date.

COMPANY:

Z SQUARED INC.

By: __/s/ David Halabu____________________
Name: David Halabu
Title: Chief Executive Officer

PURCHASER:

COEPTIS THERAPEUTICS HOLDINGS INC.

By: ___/s/ David Mehalick__________________

Name: David Mehalick

Title: Chief Executive Officer

[Signature Page to Limited Waiver and Fifth Amendment to Merger Agreement]

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